Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 333-65885, 333-81535, 333-60488, 333-135002, 333-159470, 333-180118, 333-208812, and 333-211749) of our report dated March 8, 2017, with respect to the consolidated financial statements and schedule of L.B. Foster Company and Subsidiaries, included in this Amendment No. 1 to the Annual Report (Form 10-K) for the year ended December 31, 2016.

/s/ Ernst & Young LLP

Pittsburgh, Pennsylvania

March 13, 2017